Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191048) pertaining to the 2013 Stock Incentive Plan, the 2011 Stock Plan, and the Stock Option Plan, as amended, of Marrone Bio Innovations, Inc. of our report dated March 25, 2014, with respect to the consolidated financial statements of Marrone Bio Innovations, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Sacramento, California

March 25, 2014